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                                                                   EXHIBIT 10.39


                                 LEASE GUARANTY


      IN CONSIDERATION of and as an inducement for the granting, execution and delivery by Phoenix Industrial Investment Partners, L.P., an Arizona limited partnership, as lessor ("Lessor"), of the First Amendment to Lease Agreement dated January 21st, 2003 with SpeedFam - IPEC, Inc., an Illinois corporation, as the lessee ("Lessee"), relating to the Lease Agreement dated June 21, 2002 between the parties (as amended, the "Lease"), pursuant to which Lessor and Lessee agreed to the leasing and use of those certain premises located at 300 North 56th Street and 305 North 54th Street, Chandler, Arizona, as more particularly described in the Lease (the "Premises"), the undersigned, Novellus Systems, Inc., a California corporation ("Guarantor"), hereby covenants and agrees as follows:

      1. Guarantor unconditionally and irrevocably guarantees to Lessor the full and prompt payment of Rent (as such term is defined in the Lease) and any and all other sums and charges payable by Lessee under the Lease, and hereby unconditionally and irrevocably guarantees the full, faithful and timely performance and observance of all the covenants, terms, conditions and agreements required to be performed and observed by Lessee under the Lease and any amendment, modification or renewal thereof.

      2. Guarantor hereby covenants and agrees to and with Lessor that if a default shall at any time be made by Lessee in the payment of any such Rent or other such sums and charges payable by Lessee under the Lease, or if Lessee should default in the performance and observance of any of the terms, covenants, provisions or conditions contained in the Lease or, should Rent or other sums and charges not be paid or terms, covenants, provisions and conditions not be performed in the event of a Financial Proceeding (as defined in Paragraph 7 below), Guarantor shall, after the expiration of any and all applicable notice and cure periods contained in the Lease, immediately pay such Rent and other such sums and charges and any arrears thereof (including, without limitation, damages, interest, costs, fees, reasonable attorneys' fees and expenses) (collectively, the "Lease Amounts"), and shall, immediately after the expiration of any and all applicable notice and cure periods contained in the Lease, pay all Lease Amounts that (a) may arise in connection with or otherwise relate to any default by Lessee under the Lease and/or any enforcement of this Guaranty, or (b) would have accrued under the Lease but for the commencement of a Financial Proceeding.

      3. The provisions of the Lease may not be changed (which according to terms and conditions contained therein, may only be changed by an amendment in writing) between Lessor and Lessee without the written consent of Guarantor. The Lease may not be assigned by Lessee, and the Premises, or a portion thereof, may not be sublet by Lessee, without the written consent of Guarantor, which consent will not be withheld where Lessor is required by the terms of the Lease or applicable law to grant its consent to such assignment or sublease. With respect to any change to the Lease between Lessor and Lessee which increases Guarantor's liability thereunder, without Guarantor's consent, Guarantor's liability shall be limited to those obligations set forth in the Lease and those modifications and amendments to which the Guarantor has consented.

      4. Guarantor's liability hereunder shall continue until all sums due and owing Lessor under the Lease have been paid and all obligations of Lessee to be performed under the Lease have been performed, all in accordance with the terms of the Lease.

      5. Lessor may, and Guarantor waives any right to require that Lessor, proceed against Guarantor for payment and/or performance of any of the obligations guaranteed hereunder following a default by Lessee under the Lease without first proceeding against
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Lessee and without previous notice to or demand upon either Lessee or Guarantor.
Guarantor waives any and all benefits under Arizona Revised Statutes Sections 12-1641 through and including 12-1646 and Rule 7(f) Arizona Rules of Civil Procedure.

      6. Guarantor hereby consents to, waives notice of, and agrees that it shall not be discharged, released or exonerated from its liability hereunder, by reason of any or all of the following (a) any and all consents and approvals of any kind given by Lessor under the Lease (subject to Paragraph 3 above); and (b) any and all alterations, impairments, suspensions, terminations and expirations of the remedies or rights of Lessor against Lessee or any other person in respect of any of Guarantor's obligations hereunder.

      7. The obligations of Guarantor under this Guaranty shall remain in full force and effect and Guarantor shall not be discharged by any of the following events with respect to Lessee or Guarantor: (a) insolvency, bankruptcy, reorganization arrangement, adjustment, composition, assignment for the benefit of creditors, liquidation, winding up or dissolution (each, a "Financial Proceeding"); (b) any merger, acquisition, consolidation or change in entity structure, or any sale, lease, transfer, or other disposition of any entity's assets, or any sale or other transfer of interests in the entity (each, an "Event of Reorganization"); or (c) any sale, exchange, assignment, hypothecation or other transfer, in whole or in part, of Lessor's interest in the Premises or the Lease. Nothing in this Paragraph 7 shall diminish the effect of any subsequent written agreement between Guarantor and Lessor.

      8. The term "Lease" whenever used in this Guaranty shall be deemed, and interpreted so as, to also include any renewals or extensions of the initial or renewal term(s), as the case may be, and any holdover periods thereunder, subject to Paragraph 3 above.

      9. All demands, notices and other communications under or pursuant to this Guaranty shall be in writing, and shall be deemed to have been duly given when personally delivered, or three (3) days after the date deposited in the United States Postal Service, first-class postage prepaid, certified with return receipt requested, the delivery date designated for overnight courier services (e.g. Federal Express), or upon receipt of confirmation of successful transmittal when sent via facsimile (with a copy sent via United States Postal Service, first-class postage prepaid) addressed to the party at the address set forth below, or at such other address as may be hereafter designated in writing by either party to the other.


            LESSOR:

            Phoenix Industrial Investment Partners, L.P.,
            19800 Glen Una Drive
            Saratoga, California 95070
            Attention:  Kenneth Levy
            Facsimile:  (408) 875-4714

            With a copy to:

            Frank Maiorana
            Silicon Valley Law Group
            152 North Third Street, Suite 900
            San Jose, California 95112
            Facsimile:  (408) 286-1430


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            GUARANTOR:

            Novellus Systems, Inc.
            4000 North First Street, MS 245
            San Jose, CA  95134
            Attention:  Kevin Royal, CFO
            Fax:  (408) 943-3448

      10. Guarantor hereby represents and warrants that this Guaranty is binding on Guarantor in accordance with its terms; and that the terms and provisions of this Guaranty are intended to be valid and enforceable in accordance with its terms. Guarantor further represents and warrants that it has the full legal right and authority to enter into this Guaranty and that this Guaranty has been authorized and approved by all necessary corporate powers.

      11. Without the prior written consent of Guarantor, which shall not be unreasonably withheld, Lessor may not assign or transfer this Guaranty unless such assignment or transfer is made in conjunction with the assignment or transfer of all or a portion of Lessor's interest in the Lease. Lessor must first give notice of any such assignment or transfer to Guarantor in writing, and any such assignment or transfer shall not affect, or otherwise relieve, Guarantor from its obligations or liability hereunder. Guarantor may not assign or otherwise delegate any of its rights or obligations hereunder without first obtaining Lessor's written consent thereto, which consent may be withheld in Lessor's sole and absolute discretion. The terms and provisions of this Guaranty shall inure to the benefit of Lessor and Lessor's partners, lenders, representatives, successors and assigns. Notwithstanding anything to the contrary contained in this Guaranty, this Guaranty shall automatically terminate in the event Lessee's entire interest in the Lease is transferred to Guarantor, provided that the Guarantor assumes all of Lessee's interests and obligations under the Lease.

      12. This Guaranty shall be governed by and construed in accordance with the laws of the State of Arizona, irrespective of its conflict of law rules. Guarantor hereby consents to the jurisdiction of the courts of the State of Arizona. This Guaranty shall be subject to all valid applicable laws and official orders, rules and regulations, and, in the event this Guaranty or any portion thereof is found to be inconsistent with or contrary to any such laws or official orders, rules or regulations, the latter shall be deemed to control, and this Guaranty shall be regarded as modified and shall continue in full force and effect; provided, however, that nothing herein contained shall be construed as a waiver of any right to question or contest any such law, order, rule or regulation in any forum having jurisdiction in the Premises.

      13. This Guaranty and any exhibits hereto constitute the entire agreement between the parties with respect to the matters covered herein and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

      14. In the event Guarantor fails to perform any of its obligations under this Guaranty or in the event a dispute arises concerning the meaning or interpretation of any provision of this Guaranty, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs, expert fees, and reasonable attorneys' fees.

      15. Lessor and Guarantor hereby waives any right to trial by jury with respect to any action or proceeding relating to any action or proceeding brought by either party or any other party, relating to this Guaranty and/or any understandings or prior dealings between the parties.


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Lessor and Guarantor hereby agree that this Guaranty constitutes a written consent to waiver of trial by jury pursuant to the provisions of Arizona law.

      16. If a dispute arises out of or relating to this Guaranty, or the breach thereof, and if said dispute cannot be settled through direct discussions (between representatives from each party duly authorized to bind the respective party), the parties agree that any action to enforce or interpret this Agreement, or to resolve disputes with respect to this Agreement shall be determined by arbitration by a single arbitrator who shall be agreed upon by the parties. Such single arbitrator shall then try all issues, whether of fact or law, and report in writing a finding and judgement thereon. Judgement may be entered upon any such final decision in accordance with applicable law in any court having jurisdiction thereof.

      LESSOR:                               GUARANTOR:
             -------------------------                --------------------------

      17. Time is of the essence of this Guaranty.

      18. This Guaranty may be executed in two or more counterparts, which when taken together shall constitute one and the same instrument.


                           [INTENTIONALLY LEFT BLANK]

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      IN WITNESS WHEREOF, Guarantor has signed this Guaranty as of the date set forth below.


Guarantor:


Date: 1/13/03                 NOVELLUS SYSTEMS, INC.
                              A California corporation

                              By: /s/ Kevin Royal
                              Its: Chief Financial Officer


Lessor:


Date: 1/21/03                 PHOENIX INDUSTRIAL INVESTMENT PARTNERS, L.P.
                              an Arizona limited partnership

                              By:   Glen Una Management Company,
                                    a California corporation
                                    its General Partner

                                    By:  /s/ Kenneth Levy
                                    Name: Kenneth Levy
                                    Its: President


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